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                                                             EXHIBIT (10)(c)(ii)

                   FIRST MODIFICATION TO EMPLOYMENT AGREEMENT


      This First Modification to Employment Agreement is dated July 29th, 1998 ("Modification"). This Modification modifies and amends that certain Employment Agreement ("Agreement") dated July 1, 1998 between NeuroCorp, Ltd.
(the "Company") and Pierre Le Bars (the "Employee").

      FOR ONE DOLLAR mutually exchanged and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned do hereby agree and covenant that:

      FIRST:   The use of the term  "permanent  employment"  shall be  deleted and replaced throughout the Agreement with the term "full-time employment".

      SECOND:  Section 3 is hereby deleted and replaced with the following:

         "3. TERM. The term of this Agreement shall commence on July 1, 1998 and shall continue until JUNE 30, 2001. The Company and Employee may enter into successive one-year terms under a new employment agreement upon negotiation therefor."

      THIRD:   Section  4.b.  "BONUS"  is  hereby  amended  such that the term
"Executive Committee" is hereby deleted and replaced with the term "Board of Directors".

      FOURTH: Section 4.e. is amended by adding the following: "Employee shall not be eligible for stock incentives or stock options if Employee beneficially owns 250,000 or more shares of capital stock of the Corporation."

      FIFTH:   Section  4.f.  "OTHER  CONSIDERATIONS"  is hereby  deleted  and replaced with the following:

         "4.f. OTHER CONSIDERATIONS. VACATION TIME: No more than 15 business days per year."

      SIXTH:   Subsection 5.e. is hereby deleted and replaced as follows:

         "5.e. CONCLUSION OF TERM. Upon the conclusion of the term of the Agreement, unless the Company and Employee agree in writing to continue the Employee's term of employment under the same terms of the Agreement or under different terms."

      SEVENTH: Subsection 5.f. is hereby added as follows:


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         "5.f. REQUIREMENT TO MEET PERFORMANCE OBJECTIVES. If after two (2) written warnings from either Employee's superior or from a majority of the board of directors, that Employee is not meeting the performance objectives required for Employee's position and role."

      EIGHTH:  Section 6 is hereby deleted and replaced with the following:

         "6. COMPENSATION AFTER OCCURRENCE OF INCAPACITY. After the Agreement has been terminated for 'Incapacity', the Company shall no longer be responsible for compensation to Employee; however, the Company shall have purchased a long-term disability insurance policy for Employee to provide minimum benefit payments equal to forty (40%) percent of the Employee's annual compensation. It shall be Employee's obligation to initiate and secure coverage for disability payments after the occurrence of an Incapacity. The Company shall have no further obligation to Employee but shall provide such information to the insurance company as is reasonably requested."

      NINTH: Section 7 "INDEMNIFICATION" is hereby deleted in its entirety.

      TENTH: Section 13 is deleted and replaced with the following:

         "The July 1, 1998 Agreement, as modified hereby, shall be the entire agreement between the Company and Employee with respect Employee's terms of employment. All prior agreements between the undersigned on such subject shall have merged into the Agreement, as modified. This Agreement may be modified, changed or amended only by a written agreement signed by both parties."

      ELEVENTH:   RECITAL no. 1, and Section 2 are hereby  amended by deleting the phrase: "and all of its subsidiaries".

      TWELFTH:    Section 18 is hereby deleted and replaced with the following:

         "18. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the Company. The obligations of this Agreement may not, however, be transferred by the Company without the consent of the Employee, and subject to the following sentence. If the Company transfers to any other Person substantially all of its business and assets by merger, consolidation, sale of assets or otherwise, the Company must transfer its obligations hereunder to such other Person and such other Person must accept such transfer and assume the obligations of the Company imposed hereby. Company shall notify Employee in writing within the thirty (30) day period following any transfer of business and assets that the transferee has accepted the transfer


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         and assumption of the Company's obligations under
         this Agreement. The rights and obligations of Employee under this agreement may not be assigned."

      Except as modified herein, the July 1, 1998 Employment Agreement and a certain Confidential Disclosure Agreement are hereby confirmed and adopted as in effect between the Company and Employee.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective on July 29, 1998.

                                          COMPANY:

WITNESS:                                  NEUROCORP, LTD.

_____________________________             by:
                                          --------------------------------

                                          Its:____________________________

                                          EMPLOYEE:

-----------------------------             --------------------------------
                                          Pierre LeBars